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                                                                   EXHIBIT 10.21

                                  STARTEK, INC.
                                OPTION AGREEMENT


Date of Grant: May 13, 2005

                  THIS OPTION AGREEMENT (this "Agreement"), dated as of the date of grant first stated above (the "Date of Grant"), is delivered by StarTek, Inc., a Delaware corporation (the "Company") to Steven D. Butler (the "Participant"), who is an employee of the Company or one of its Designated Subsidiaries.

                                    Recitals

         A. The Board of Directors of the Company (the "Board") has adopted, with subsequent stockholder approval, the StarTek, Inc. Stock Option Plan (the "Plan").

         B. The Plan provides for the granting of incentive stock options (each an "ISO") and nonqualified stock options (each a "NSO") by a committee to be appointed by the Board (the "Committee") to key employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the common stock of the Company, par value $0.01 per share, in accordance with the terms and provisions thereof; and

         C. Participant and the Company have entered into that certain Employment Agreement, dated as of May 13, 2005, by and between the Company and Participant (the "Employment Agreement"), pursuant to which the Company has agreed to grant to Participant the stock options set forth herein, subject to the terms and conditions hereof.


                                    Agreement

         NOW, THEREFORE, the parties hereby agree as follows:



1. DEFINITIONS. Except as expressly indicated herein, defined terms used in this Agreement shall have the meanings set forth in the Plan.

2. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Participant, as of the Date of Grant, an option to purchase up to 225,000 shares of Common Stock at a price of $11.97 per share, the Fair Market Value of the Common Stock as of the Date of Grant. Such option is hereinafter referred to as the "Option" and the shares of Common Stock purchasable upon exercise of the Option are hereinafter



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sometimes referred to as the "Option Shares". The Option is intended by the parties hereto to be, and shall be treated as, an ISO.


3. VESTING AND TERMINATION OF THE OPTION.

         (a). Vesting of Option. Subject to the provisions of the Plan which provide for acceleration of exercisability of the Option in certain circumstances as provided therein and such further limitations as are provided in the Plan and this Agreement, the Option shall vest and be exercisable as to the Option Shares (subject to adjustment as provided in paragraph 10 of the Plan) as follows:

                  Effective as of the Date of Grant,
                  11,250 Option Shares shall vest and
                  be immediately exercisable.

                  Commencing on June 16, 2005
                  and on the 16th day of each month
                  thereafter through and including
                  the first anniversary of the
                  Vesting Commencement
                  Date (as defined below):           3,750 Option Shares

                  On the second anniversary
                  of the Vesting Commencement
                  Date:                              45,000 Option Shares

                  On the third anniversary
                  of the Vesting
                  Commencement Date:                 45,000 Option Shares

                  On the fourth anniversary
                  of the Vesting
                  Commencement Date:                 45,000 Option Shares

                  On the fifth anniversary
                  of the Vesting
                  Commencement Date:                 The balance of the
                                                     Option Shares not
                                                     theretofore vested.

For purposes of this Agreement, "Vesting Commencement Date" shall mean February 16, 2005. Except as provided below, upon Termination of Employment for any reason, a Participant shall forfeit any Options that are not vested on the date of Termination of Employment. In the event of any Termination of Employment of Participant for any



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reason other than for the reasons set forth in Section 10(d) of the Employment
Agreement prior to the second anniversary of the Vesting Commencement Date, then, all unvested Option Shares that were scheduled to vest and become exercisable on or before the second anniversary of the Vesting Commencement Date shall immediately vest and become immediately exercisable to the extent such Option Shares were not previously vested and exercisable. Notwithstanding any provisions of the Plan to the contrary, upon Termination of Employment of the Participant for Cause, no Options vested as of the date of Termination of Employment will be cancelled and forfeited by the Participant by reason of such Termination of Employment for Cause and such vested Options shall remain exercisable pursuant to the terms of this Agreement

         (b) Termination of Option. Subject to the provisions of the Plan, the Option granted under this Agreement will expire as of the earliest of:

                  (i) the date of which it is forfeited under the provisions of paragraph 3(a) hereof;

                  (ii)     10 years from the Option Date;

                  (iii) 180 days after the Participant's Termination of Employment for any reason; provided however, the Participant acknowledges that under present law, if the Option is exercised more than three (3) months after the date of termination of employment, the Option will not qualify as an ISO, unless the Participant dies within such three (3) month period. In the event that ISO treatment is not available, the Option will be taxed as a NSO upon exercise.

4. EXERCISE OF OPTIONS.

         (a) Notice and Payment. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares as to which he intends to exercise the Option together with payment of the Option Price. The Option Price (and any required withholding) may be paid (i) in cash, or (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price.

         (b) Delivery of Certificate. On the exercise date specified in the Participant's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Participant, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Common Stock or reacquired Common Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the



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listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (c) Failure to Pay. If the Participant fails to pay for any of the Option Shares specified in such notice and any required withholding tax or fails to accept delivery of the Option Shares, the Participant's right to purchase such Option Shares may be terminated by the Company. The date specified in the Participant's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise and any required tax withholding shall have been received by such date.

5. NON-TRANSFERABILITY TO OPTION. During the Participant's lifetime, the Option shall be exercisable only by the Participant or any guardian or legal representative of the Participant, and the Option shall not be assignable or transferable by the Participant except, in case of the death of the Participant, by will or the laws of intestate succession. In addition, the Option shall not be subject to attachment, execution or other similar process. In the event of
(i) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Participant and it shall thereupon become null and void.

6. TRANSFERABILITY OF OPTION SHARES. The Participant hereby agrees that the Option Shares acquired upon exercise of the Option shall be acquired for the Participant's own account for investment purposes only and not with a view to any distribution or public or public offering thereof within the meaning of the Act, or other applicable securities laws. If the Board so determines, any stock certificates issued upon exercise of the Option shall bear a legend to the effect that the Option Shares have been so acquired. The Company shall not be required to bear any expenses of compliance with the Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer, as the case may be, of the Option or any Options Shares acquired upon exercise thereof. The foregoing restrictions on the transfer of Options Shares shall not apply if (i) the Company shall have been furnished with a satisfactory opinion of counsel to the effect that such transfer will be in compliance with the Act and all other applicable securities laws, or (ii) the Option Shares shall have been duly registered in compliance with the Act and all other applicable securities laws.

         The Participant further agrees that, upon any sale of Option Shares within two (2) years from the Date of Grant of the Option, or within one year after transfer of such Option Shares to the Participant's ownership, then the Participant shall immediately



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notify the Company in writing of such disposition and the amount realized by the
Participant upon such disposition.

7. EMPLOYMENT NOT AFFECTED. Neither the granting of the Option nor its exercise shall be construed as granting to the Participant any right with respect to continuance of employment with the Company or any Subsidiary. Except as may otherwise be limited by a written agreement between the Company or any Subsidiary and the Participant, the right of the Company or any Subsidiary to terminate at will the Participant's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company or Subsidiary (whichever the case may be), and acknowledged by the Participant.

8. AMENDMENT OF OPTION. The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option or (ii) other than in the circumstances described in clause (i), with the consent of the Participant.

9. NOTICE. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Secretary at its executive offices at 100 Garfield Street, Denver, Colorado 80206, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

10. INCORPORATION OF PLAN BY REFERENCE. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with and subject to the terms and provisions of the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. If any terms of this Agreement conflict with the terms of the Plan, the terms of the Plan shall control.

11. GOVERNING LAW. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, which shall to the extent of such preemptive govern.

            [The remainder of this page is intentionally left blank.]



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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the
Date of Grant specified above.


STARTEK, INC.


By: /s/ Albert C. Yates
   -----------------------------------------
Name:    Albert C. Yates
Title:   Chairman of the Compensation           ACCEPTED AND AGREED TO:
         Committee of the Board of
         Directors                              /s/ Steven D. Butler
                                                --------------------------------
                                                Steven D. Butler, Participant










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